EXHIBIT INDEX


(h)(9) Copy of Participation Agreement dated October 1, 2002 among Variable Insurance Products Funds, Fidelity Distributors Corporation and IDS Life Insurance Company.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)   Calculations of Illustrations for VUL IV/VUL IV-Estate Series.

(m)(2)   Calculations of Illustrations for VUL III.

(n)(1) Consent of Independent Auditors for VUL III - Ernst & Young LLP dated April 25, 2003.

(n)(2) Consent of Independent Auditors for VUL IV/VUL IV-ES - Ernst & Young LLP dated April 25, 2003.

(r)(3) Power of Attorney to sign amendments to this Registration Statement dated April 16, 2003.